EXHIBIT 16.1
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                                 Manning Elliott
                                 ---------------
                              Chartered Accountants
                              ---------------------
                       11th Floor, 1050 West Pender Street
                         Vancouver, BC, Canada, V6E 3S7
                              Phone: (604) 714-3600
                               Fax: (604) 714-3669


November 17, 2004


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under Item 4.01 in the Form 8-K, dated November 17, 2004, of Xinhua China Ltd. (formerly Camden Mines Limited) to be filed with the Securities and Exchange Commission and we am in agreement with the statements contained in paragraphs 1 and 2. We have no basis to agree or disagree with the statements in paragraph 3.

Yours truly,

MANNING ELLIOTT
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/s/ Manning Elliott

cc: Xinhua China Ltd.